Exhibit 32
      Certification of Chief Executive Officer and Chief Financial Officer
            Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Michael E. DeHaan, Chairman, President and Chief Executive Officer, and Karen M. Wirth, Treasurer and Chief Financial Officer of Chesterfield Financial Corp. (the "Company") each certify in his or her capacity as an officer of the Company that he or she has reviewed the quarterly report of the Company on Form 10-Q for the quarter ended March 31, 2004 and that to the best of his or her knowledge:

      1. The report fully complies with the requirements of Sections 13(a) of the Securities Exchange Act of 1934; and

      2. The information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.


    Dated: May 7, 2004                 /s/ Michael E. DeHaan
    ------------------                -----------------------
                                      Michael E. DeHaan, Chairman, President and
                                      Chief Executive Officer


    Dated: May 7, 2004                 /s/ Karen M. Wirth
    ------------------                --------------------
                                      Karen M. Wirth, Treasurer and
                                      Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Chesterfield Financial Corp. and will be retained by Chesterfield Financial Corp. and furnished to the Securities and Exchange Commission or its staff upon request.


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